SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2003

TRANSMETA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31803	77-0402448

(Commission	(IRS Employer
File Number)	Identification No.)

3990 Freedom Circle, Santa Clara, CA	95054

(Address of principal executive offices)	(Zip Code)

(408) 919-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Item 5: Other Events.
SIGNATURE

Item 5:      Other Events.

On December 1, 2003, David R. Ditzel, a co-founder of Transmeta Corporation, made a previously and regularly scheduled sale of 100,000 shares of Transmeta stock pursuant to a preexisting sales plan that he established on May 9, 2003 in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Under his sales plan, Mr. Ditzel may sell 100,000 shares of common stock per month, ending on April 30, 2004.

Mr. Ditzel’s sale is consistent with a lock-up agreement that he has entered in favor of the underwriters for Transmeta’s offering of common stock announced by Transmeta on November 25, 2003. The proceeds of Mr. Ditzel’s scheduled sales will be used in part to pay his outstanding promissory note that will come due to Transmeta in March 2004.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMETA CORPORATION

Date: December 4, 2003	By:	/s/ John O’Hara Horsley

John O’Hara Horsley
Vice President, General Counsel & Secretary